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                                                                   EXHIBIT 10.2

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement"), dated as of March 18, 1999, is between LifeQuest Medical, Inc., a Delaware corporation (the "Company"), and Christopher K. Black, an individual whose primary residence is located at 982 Jamie Ct., Blue Bell, Pennsylvania 19422 (the "Consultant").

                                  WITNESSETH:

         WHEREAS, the Company desires to receive the advice and consultation of the Consultant to assist in various matters with respect to the Company and its affiliates, pursuant to the terms and conditions of this Agreement; and

         WHEREAS, the Consultant desires to provide consulting services to the Company, pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. CONSULTATION. During the term of this Agreement, the Consultant shall perform such advisory or consulting services for the Company and its affiliates and such other matters as may be mutually agreed upon and as the officers of the Company may reasonably request from time to time. The Consultant shall devote up to 4 days per month to the performance of the consulting services hereunder, as the Company shall request. The Company and the Consultant hereby expressly acknowledge and agree that (a) the Consultant is to provide advisory and consulting services to the Company in the capacity of an independent contractor and not as an employee of the Company and the Company is to have no right to control or direct the manner in which such services are to be performed and (b) the Consultant is not authorized to enter into any contract or agreement on behalf of the Company or any other affiliate of the Company or otherwise in any manner whatsoever bind the Company or any affiliate of the Company without the prior written authorization of such party. The Consultant agrees to make no representation to any person or entity inconsistent in any manner with the provisions of the preceding sentence.

         2. TERM AND COMPENSATION. (a) The term (the "Term") of this Agreement shall be from March 18, 1999, through March 28, 2001 (two years). The term of this Agreement may be extended beyond the Term by written agreement between the Company and the Consultant.

         (b) During the Term, the Company will pay the Consultant $3,333.33 per month. Payments shall be made on the last day of each month. The Consultant shall be liable for all taxes and other governmental payments due and payable based on payments made to the Consultant by the Company under this Agreement.


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         (c) Notwithstanding the foregoing provisions of this Section 2, the
Company may terminate this Agreement and pay no further compensation to the Consultant in accordance with Section 4 of this Agreement.

         3. CONFIDENTIAL INFORMATION. During the course of performing his services pursuant to this Agreement Consultant will have access to trade secrets, proprietary information and other information concerning the Company, its products and business which the Company maintains confidential and is not generally available to the public ("Confidential Information"). Without the prior written consent of the Company, Consultant will not disclose to any third person, or use for the benefit of Consultant or any third person, any Confidential information acquired by Consultant from the Company during the term of this Agreement. The foregoing restrictions will not apply to any information which (a) becomes available to the public generally (otherwise than by reason of Consultant's breach of the provisions of this Section), (b) can be shown by written records to have been known by Consultant prior to the date of this Agreement (c) is lawfully acquired by Consultant from another person. In the event Confidential Information is required to be disclosed by the Consultant under court or governmental order, rule or regulation, the Consultant shall immediately provide the Company with notice thereof and shall give full and complete cooperation to the Company in its efforts to object to, and to obtain protection of any Confidential Information that is the subject of, such required disclosure. In the event of termination of the engagement of the Consultant by the Company for any reason, the Consultant agrees to deliver to the Company or to destroy, at the option of the Company, all Confidential Information of the Company in the possession or control of the Consultant.

         4. BUSINESS PRACTICES. Consultant agrees that he shall not use any funds received by him from the Company pursuant to this Agreement, nor any funds of the Company, to pay to or to provide gifts for any representative or official of any government or to pay any political party or candidate for political office for the purpose of obtaining or retaining business for the Company. The Consultant understands that the Company may immediately terminate this Agreement, and no further compensation shall be paid to the Consultant, for any breach of this Section 4 by the Consultant.

         5. MISCELLANEOUS. This Agreement and the other agreements referred to herein represent the entire understanding of the parties hereto relating to the subject matter hereof and supersedes any prior agreements between the parties regarding the subject matter hereof, except as otherwise expressly provided herein to the contrary. The terms and provisions of this Agreement may only be modified or amended by a writing signed by each of the parties hereto. This Agreement shall be binding upon the Company and its successors and assigns. This Agreement shall be binding upon the Consultant and his heirs, executors, administrators and legal representatives. The rights and obligations of the Consultant hereunder are personal to him and no such rights or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer. Any purported alienation, assignment or transfer in violation of the preceding sentence shall be void. This Agreement shall be construed and enforced in accordance with, and shall be governed by, the internal laws of New York, without regard to the conflict of laws principles thereof.



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         IN WITNESS WHEREOF, the parties hereto have executed this Consulting
Agreement as of the day and year first written above.

                                            LIFEQUEST MEDICAL, INC.



                                            -----------------------------------
                                            Richard A. Woodfield, President

                                            CONSULTANT



                                            -----------------------------------
                                            Christopher K. Black




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